Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Denny's Corporation:

We consent to the incorporation by reference in Denny's Corporation's Registration Statements (Nos. 333-53031, 333-58169, 333-58167, 333-95981 (such
Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031), and 333-103220) on Form S-8 of our reports dated June 27, 2003, of the Denny's Salaried 401(k) Plan and the Denny's Hourly/HCE 401(k) Plan for the year ended December 31, 2002, which reports are included in the Form 10-K/A of Denny's Corporation.




KPMG LLP
Greenville, South Carolina
June 30, 2003